EX-99.23.a.ii
                ALPHA ANALYTICS INVESTMENT TRUST AMENDMENT NO. 2

                       AGREEMENT AND DECLARATION OF TRUST


           1 Pursuant to Section 4.1 of the Agreement and Declaration of Trust of Alpha Analytics Investment Trust and effective as of December 13, 1999, the undersigned, being a majority of the trustees of Alpha Analytics Investment Trust, hereby establish a new series of shares of the Trust and designate such series as the "Alpha Analytics Digital Future Fund." The relative rights and preferences of the series shall be those rights and preferences set forth in
Section 4.2 of the Agreement and Declaration of Trust of Alpha Analytic Investment Trust.

           1. This document shall have the status of an Amendment to said Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                      /S/
                                     -------------------------------------------
                                     Robert E. Gipson



                                     Donald. J. Alschuler


                                     /S/
                                     -------------------------------------------
                                     Felice R. Cutler



                                     Michelle M. Schoeffel


                                      /S/
                                     -------------------------------------------
                                     Jack P. McNally

                ALPHA ANALYTICS INVESTMENT TRUST AMENDMENT NO. 3

                       AGREEMENT AND DECLARATION OF TRUST


           1. Pursuant to Sections 4.1 and 7.3 of the Agreement and Declaration of Trust of Alpha Analytics Investment Trust and effective upon execution of this document, the undersigned, being a majority of the trustees of Alpha Analytics Investment Trust, hereby abolish the series designated as the "Alpha Analytics Small Cap Quant Fund."

           1. This document shall have the status of an Amendment to said Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                              /S/
                                              ----------------------------------
                                              Robert E. Gipson



                                              Donald. J. Alschuler


                                              /S/
                                              ----------------------------------
                                              Felice R. Cutler



                                              Michelle M. Schoeffel


                                              /S/
                                              ----------------------------------
                                              Jack P. McNally



Dated:  November 16, 2000